SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  MAY 14, 2001



                                TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)



           FLORIDA                      1-8180                  59-2052286
(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)              Identification No.)



                 702 NORTH FRANKLIN STREET, TAMPA FLORIDA 33602
              (Address of principal executive offices and zip code)


                                 (813) 228-4111
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER

          On May 14, 2001, TECO Energy, Inc. ("TECO") sold $400 million in aggregate principal amount of one-year floating rate notes in a private placement. The closing is scheduled for May 17, 2001. The notes bear interest at a rate equal to the London Interbank Offered Rate for three-month U.S. dollar deposits plus 1.10% determined quarterly. TECO expects to use the proceeds to repay short-term indebtedness and for general corporate purposes.

          The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell the notes, nor is TECO soliciting offers to buy them.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 14, 2001               TECO ENERGY, INC.


                                 By: /s/ GORDON L. GILLETTE
                                     -------------------------------
                                     Gordon L. Gillette
                                     Sr. Vice President--Finance and
                                     Chief Financial Officer